Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2019, in the Registration Statement (Form F-1) and related Prospectus of AnPac Bio-Medical Science Co., Ltd. dated October 31, 2019.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

October 31, 2019